Exhibit 99.1

athenahealth Reports Fourth Quarter and Full Year 2017 Results

Q4 2017 Financial Results

•	14% Revenue Growth Over Fourth Quarter of 2016

•	GAAP Operating Income of $38.7 million

•	Non-GAAP Adjusted Operating Income of $77.6 million

•	GAAP Net Income of $31.6 million, or $0.78 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $45.1 million, or $1.11 Per Diluted Share

Full Year 2017 Financial Results

•	13% Revenue Growth Over Full Year 2016

•	GAAP Operating Income of $70.6 million

•	Non-GAAP Adjusted Operating Income of $175.0 million

•	GAAP Net Income of $53.1 million, or $1.31 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $101.0 million, or $2.48 Per Diluted Share
WATERTOWN, MA – February 1, 2018 – athenahealth, Inc. (NASDAQ: ATHN), a leading provider of network-enabled services for hospital and ambulatory clients nationwide, today announced financial and operational results for the fourth quarter and full year 2017. We will conduct a conference call tomorrow, Friday, February 2, 2018, at 8:00 a.m. Eastern Time to discuss these results.

“Looking back on 2017, I am proud of all that we accomplished. It was an extraordinary year of network growth. We surpassed the 100 million patient threshold and now serve more than 100,000 healthcare providers,” said Jonathan Bush, chief executive officer of athenahealth. “We also took action to create a more focused and efficient company and enhance the depth of talent on our Board and management team. As a result, athenahealth is better positioned to drive increased levels of profitable growth, and enhance shareholder value. In 2018, I look forward to continued progress on our journey to transform the healthcare industry.”
Q4 2017 Financial Results

•	For the three months ended December 31, 2017, total revenue was $329.2 million, compared to $288.2 million in the same period last year, an increase of 14%.

•	For the three months ended December 31, 2017, GAAP Gross Margin was 55.6%, compared to 53.7% in the same period last year.

•	For the three months ended December 31, 2017, Service Automation Rate, formerly referred to as Non-GAAP Adjusted Gross Margin, was 68.0%, compared to 66.2% in the same period last year.

•	For the three months ended December 31, 2017, GAAP Operating Income was $38.7 million, or 11.8% of total revenue, compared to $12.4 million, or 4.3% of total revenue, in the same period last year.

Exhibit 99.1

•
For the three months ended December 31, 2017, Non-GAAP Adjusted Operating Income was $77.6 million, or 23.6% of total revenue, compared to $42.5 million, or 14.7% of total revenue, in the same period last year.

•	For the three months ended December 31, 2017, GAAP Net Income was $31.6 million, or $0.78 per diluted share, compared to $9.8 million, or $0.24 per diluted share, in the same period last year.

•
For the three months ended December 31, 2017, Non-GAAP Adjusted Net Income was $45.1 million, or $1.11 per diluted share, compared to $25.0 million, or $0.62 per diluted share, in the same period last year.

Full Year 2017 Financial Results

•	For the full year 2017, total revenue was $1,220.3 million, compared to full year 2016 revenue of $1,082.9 million, an increase of 13%.

•	For the year ended December 31, 2017, GAAP Gross Margin was 52.6%, compared to 50.7% for the year ended December 31, 2016.

•	For the year ended December 31, 2017, Service Automation Rate, formerly referred to as Non-GAAP Adjusted Gross Margin, was 64.6%, compared to 64.1% for the year ended December 31, 2016.

•	For the year ended December 31, 2017, GAAP Operating Income was $70.6 million, or 5.8% of total revenue, compared to $26.6 million, or 2.5% of total revenue, for the year ended December 31, 2016.

•
For the year ended December 31, 2017, Non-GAAP Adjusted Operating Income was $175.0 million, or 14.3% of total revenue, compared to $132.3 million, or 12.2% of total revenue, for the year ended December 31, 2016.

•	For the year ended December 31, 2017, GAAP Net Income was $53.1 million, or $1.31 per diluted share, compared to $21.0 million, or $0.52 per diluted share, for the year ended December 31, 2016.

•
For the year ended December 31, 2017, Non-GAAP Adjusted Net Income was $101.0 million, or $2.48 per diluted share, compared to $76.0 million, or $1.90 per diluted share, for the year ended December 31, 2016.

•	For the year ended December 31, 2017, consolidated bookings were $293 million, compared to $348 million for the year ended December 31, 2016.

“We closed the year with strong financial performance during the fourth quarter. We achieved double digit top-line growth driven by a 15% increase in providers on our network. This revenue growth, combined with execution on our plans to reduce expenses and operate more efficiently, resulted in strong margin expansion,” said Marc Levine, chief financial officer of athenahealth. “At our upcoming Investor Summit, we plan to introduce our 2018 financial outlook, as well as provide an update on our plans to help healthcare organizations of all sizes reinvent workflows, advance connectedness, and achieve solid financial and clinical results.”

Exhibit 99.1

Network Growth
We continued to expand our network across ambulatory (athenaOne), hospital (athenaOne for Hospitals & Health Systems) and population health (athenahealth Population Health). Our network growth metrics for Q3 2017 to Q4 2017 are summarized in the following table:

	athenaOne (Ambulatory)			athenaOne (Hospital)	Population Health
	Collector Providers	Clinicals Providers	Communicator Providers	Discharge Bed Days	Covered Lives
Ending Balance as of 9/30/17	106,482	57,936	67,590	19,790	3,242,628
Sequential Growth	4,166	2,406	2,325	7,609	46,611
Ending Balance as of 12/31/17	110,648	60,342	69,915	27,399	3,289,239
Sequential Growth %	4%	4%	3%	38%	1%
Our network growth metrics for Q4 2016 to Q4 2017 is summarized in the following table:

	athenaOne (Ambulatory)			athenaOne (Hospital)	Population Health
	Collector Providers	Clinicals Providers	Communicator Providers	Discharge Bed Days	Covered Lives
Ending Balance as of 12/31/16	96,542	49,482	57,861	6,107	2,215,451
Growth vs. Prior Year	14,106	10,860	12,054	21,292	1,073,788
Ending Balance as of 12/31/17	110,648	60,342	69,915	27,399	3,289,239
Growth vs. Prior Year %	15%	22%	21%	349%	48%
Fiscal Year 2018 Outlook
We plan to introduce our fiscal year 2018 guidance at our 2018 Investor Summit on February 15, 2018. We will provide our guidance prior to the impact of any new accounting standards to allow for comparability against historical results.
Use of Non-GAAP Financial Measures
In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at www.athenahealth.com.

Exhibit 99.1

Conference Call Information
To participate in our live conference call and webcast on Friday, February 2, 2018, at 8:00 a.m. Eastern Time, please dial 877.853.5645 (or 408.940.3868 for international calls) using conference code no. 8573239, or visit the Investors section of our website at www.athenahealth.com. A webcast replay will also be archived on our website.
About athenahealth, Inc.
athenahealth partners with hospital and ambulatory clients to drive clinical and financial results. We offer medical record, revenue cycle, patient engagement, care coordination, and population health services. We combine insights from our network of approximately 111,000 providers and 106 million patients with deep industry knowledge and perform administrative work at scale. For more information, please visit www.athenahealth.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations for our journey to transform the healthcare industry and our plans to help healthcare organizations of all sizes achieve solid financial and clinical results. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate,” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. These risks and uncertainties include: our ability to successfully implement our strategic initiatives and achieve their anticipated impact; our highly competitive industry and our ability to compete effectively and remain innovative; the development of the market for cloud-based healthcare information technology services; changes in the healthcare industry and their impact on the demand for our services; our ability to manage changes in our management team and changes resulting from our workforce reductions and office closures; the impact of our Praxify acquisition; our ability to maintain consistently high growth rates due to lengthening customer sales cycles and lower utilization; the impact of changes in our business model and structure; our ability to effectively manage growth; our ability to protect our intellectual property; current and future litigation, including for intellectual property infringement; our dependence on third-party providers; risks and costs associated with our worldwide operations; our ability to attract and retain highly-skilled employees; our fluctuating operating results; our ability to retain our clients and maintain client revenue; our tax liability and the impact of changes in tax laws; the impact of new accounting rules; our variable sales and implementation cycles; the timing at which we recognize certain revenue and our ability to evaluate our prospects; defects and errors in our software or services, or interruptions or damages to our systems or those of third parties on which we rely; a data security breach; limitations on our use of data; the effect of payer and provider conduct; the failure of our services to provide accurate and timely information; changing government regulation and the costs and challenges of compliance; the potential for illegal behavior by employees or subcontractors; and the price volatility of our common stock. Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the Securities and Exchange Commission (“SEC”) available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.

Exhibit 99.1

Contact Info:
Dana Quattrochi
athenahealth, Inc. (Investors)
investorrelations@athenahealth.com
(617) 402-1329

Holly Spring
athenahealth, Inc. (Media)
media@athenahealth.com
(617) 402-1631

Exhibit 99.1

athenahealth, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except per share amounts)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$165.1	$147.4
Accounts receivable, net	169.5	161.6
Prepaid expenses and other current assets	46.8	34.2
Total current assets	381.4	343.2

Property and equipment, net	355.1	347.7
Capitalized software costs, net	139.7	125.8
Purchased intangible assets, net	108.6	112.1
Goodwill	274.4	240.7
Deferred tax asset, net	41.8	2.2
Investments and other assets	31.3	17.5
Total assets	$1,332.3	$1,189.2

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$10.6	$9.5
Accrued compensation	94.7	89.7
Accrued expenses	51.5	51.7
Long-term debt	20.2	18.3
Deferred revenue	30.7	28.7
Total current liabilities	207.7	197.9
Deferred rent, net of current portion	29.3	30.8
Long-term debt, net of current portion	252.6	272.8
Deferred revenue, net of current portion	46.5	48.4
Other long-term liabilities	4.7	6.0
Total liabilities	540.8	555.9

Stockholders’ equity:
Preferred stock, $0.01 par value: 5.0 shares authorized; no shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.01 par value: 125.0 shares authorized; 40.1 shares issued and 40.1 shares outstanding at December 31, 2017; 40.8 shares issued and 39.5 shares outstanding at December 31, 2016	0.4	0.4
Additional paid-in capital	646.7	591.5
Treasury stock, at cost	—	(1.2)
Accumulated other comprehensive loss	(0.4)	(0.9)
Retained earnings	144.8	43.5
Total stockholders’ equity	791.5	633.3
Total liabilities and stockholders’ equity	$1,332.3	$1,189.2

Exhibit 99.1

athenahealth, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue:
Business services	$321.3	$278.9	$1,188.4	$1,047.6
Implementation and other	7.9	9.3	31.9	35.3
Total revenue	329.2	288.2	1,220.3	1,082.9
Cost of revenue	146.3	133.5	578.5	533.5
Gross profit	182.9	154.7	641.8	549.4
Other operating expenses:
Selling and marketing	59.7	67.1	252.2	256.6
Research and development	43.6	44.4	173.6	134.5
General and administrative	40.9	30.8	145.4	131.7
Total other operating expenses	144.2	142.3	571.2	522.8
Operating income (loss)	38.7	12.4	70.6	26.6
Other (expense) income:
Interest expense	(1.6)	(1.1)	(6.0)	(5.9)
Other (expense) income	(0.8)	0.2	(0.7)	0.3
Total other (expense) income	(2.4)	(0.9)	(6.7)	(5.6)
Income before income tax provision	36.3	11.5	63.9	21.0
Income tax provision	(4.7)	(1.7)	(10.8)	—
Net income	$31.6	$9.8	$53.1	$21.0
Net income per share – Basic	$0.79	$0.25	$1.33	$0.53
Net income per share – Diluted	$0.78	$0.24	$1.31	$0.52
Weighted average shares used in computing net income per share:
Basic	40.0	39.5	39.9	39.3
Diluted	40.7	40.1	40.7	40.1

Exhibit 99.1

athenahealth, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2017	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$53.1	$21.0	$14.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	147.3	142.7	118.0
Excess tax benefit from stock-based awards	—	(9.0)	(12.9)
Deferred income tax	7.3	(9.9)	(8.5)
Stock-based compensation expense	54.3	66.5	64.1
Gain on sale of marketable securities	—	—	(28.7)
Other reconciling adjustments	4.7	(0.3)	0.1
Changes in operating assets and liabilities:
Accounts receivable, net	(7.9)	(13.5)	(25.3)
Prepaid expenses and other current assets	(12.5)	5.1	4.2
Other long-term assets	(9.8)	(4.3)	(2.7)
Accounts payable	4.5	(4.8)	2.8
Accrued expenses and other long-term liabilities	(3.7)	(0.9)	8.2
Accrued compensation	4.5	1.0	17.2
Deferred revenue	0.1	(11.4)	3.2
Deferred rent	(0.8)	0.4	10.1
Net cash provided by operating activities	241.1	182.6	163.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software costs	(82.8)	(89.5)	(97.8)
Purchases of property and equipment	(80.1)	(69.0)	(87.2)
Proceeds from sales and maturities of investments	—	—	29.8
Payments on acquisitions, net of cash acquired	(41.1)	(16.9)	(39.9)
Other investing activities	—	0.5	(4.0)
Net cash used in investing activities	(204.0)	(174.9)	(199.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans and warrants	16.5	16.2	22.1
Taxes paid related to net share settlement of stock awards	(17.9)	(19.6)	(21.4)
Excess tax benefit from stock-based awards	—	9.0	12.9
Proceeds from long-term debt	—	—	300.0
Proceeds from line of credit	—	—	60.0
Payments on line of credit	—	—	(95.0)
Payments on long-term debt	(18.8)	(7.5)	(173.8)
Other financing activities	0.1	(0.1)	(1.0)
Net cash (used in) provided by financing activities	(20.1)	(2.0)	103.8
Effects of exchange rate changes on cash and cash equivalents	0.7	(0.2)	(0.4)
Net increase in cash and cash equivalents	17.7	5.5	68.1
Cash and cash equivalents at beginning of period	147.4	141.9	73.8
Cash and cash equivalents at end of period	$165.1	$147.4	$141.9

Exhibit 99.1

athenahealth, Inc.
STOCK-BASED COMPENSATION
(Unaudited, in millions)

Set forth below is a breakout of stock-based compensation impacting the Consolidated Statements of Income for the three and twelve months ended December 31, 2017 and 2016:

(unaudited, in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Stock-based compensation charged to Consolidated Statements of Income:
Cost of revenue	$3.3	$4.2	$13.8	$17.9
Selling and marketing	2.8	4.7	16.0	19.0
Research and development	2.9	2.9	13.2	12.3
General and administrative	2.8	3.9	11.3	17.3
Total stock-based compensation expense	11.8	15.7	54.3	66.5
Amortization of capitalized stock-based compensation related to software development allocated to cost of revenue (1)	0.4	1.1	2.5	4.9
Amortization of capitalized stock-based compensation related to software development allocated to research and development (1)	0.2	—	0.3	0.1
	$12.4	$16.8	$57.1	$71.5

(1)
For the three months ended December 31, 2017 and 2016, $0.6 million and $0.1 million, respectively, of stock-based compensation was capitalized in the line item Capitalized Software Costs, net in the Consolidated Balance Sheets. For the twelve months ended December 31, 2017 and 2016, $2.5 million and $2.2 million, respectively, of stock-based compensation was capitalized in the line item Capitalized Software Costs, net in the Consolidated Balance Sheets.

athenahealth, Inc.
AMORTIZATION OF PURCHASED INTANGIBLE ASSETS
(Unaudited, in millions)

Set forth below is a breakout of amortization of purchased intangible assets impacting the Consolidated Statements of Income for the three and twelve months ended December 31, 2017 and 2016:

(unaudited, in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Amortization of purchased intangible assets allocated to:
Cost of revenue	$1.9	$2.0	$6.2	$9.1
Selling and marketing	3.2	3.0	12.9	11.7
Total amortization of purchased intangible assets	$5.1	$5.0	$19.1	$20.8

Exhibit 99.1

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in millions, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.
Please note that these figures may not sum exactly due to rounding.

Exhibit 99.1

Non-GAAP Adjusted Gross Margin and Service Automation Rate
Set forth below is a presentation of our “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue and our “Service Automation Profit” and “Service Automation Rate,” which represents Service Automation Profit as a percentage of total revenue.

(unaudited, in millions)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Total revenue	$329.2	$288.2	$1,220.3	$1,082.9
Cost of revenue	146.3	133.5	578.5	533.5

GAAP Gross Profit	182.9	154.7	641.8	549.4

GAAP Gross Margin	55.6%	53.7%	52.6%	50.7%

Add: Stock-based compensation allocated to cost of revenue	3.3	4.2	13.8	17.9
Add: Amortization of capitalized stock-based compensation related to software development allocated to cost of revenue	0.4	1.1	2.5	4.9
Add: Amortization of purchased intangible assets allocated to cost of revenue	1.9	2.0	6.2	9.1
Add: Integration and transaction costs allocated to cost of revenue	—	0.1	0.2	0.1
Add: Exit costs, including restructuring costs allocated to cost of revenue	6.6	0.1	6.6	0.4

Non-GAAP Adjusted Gross Profit (as redefined)	$195.1	$162.2	$671.1	$581.8

Non-GAAP Adjusted Gross Margin (as redefined)	59.3%	56.3%	55.0%	53.7%

Add: Amortization and depreciation expense allocated to cost of revenue	24.2	23.9	98.4	94.4
Add: Overhead expense allocated to cost of revenue	4.5	4.6	18.5	17.8

Service Automation Profit (1)	$223.8	$190.7	$788.0	$694.0
Service Automation Rate (1)	68.0%	66.2%	64.6%	64.1%

(1)	Service Automation Profit and Service Automation Rate, formerly referred to as Non-GAAP Adjusted Gross Profit and Margin, excludes amortization, depreciation, and overhead costs.

Exhibit 99.1

Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in millions)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Total revenue	$329.2	$288.2	$1,220.3	$1,082.9

GAAP net income	31.6	9.8	53.1	21.0
Add: Provision for income taxes	4.7	1.7	10.8	—
Add: Total other expense	2.4	0.9	6.7	5.6
GAAP operating income	$38.7	$12.4	$70.6	$26.6

GAAP operating margin	11.8%	4.3%	5.8%	2.5%

Add: Stock-based compensation expense	11.8	15.7	54.3	66.5
Add: Amortization of capitalized stock-based compensation related to software development	0.6	1.1	2.8	5.0
Add: Amortization of purchased intangible assets	5.1	5.0	19.1	20.8
Add: Integration and transaction costs	2.7	1.3	9.5	2.4
Add: Exit costs, including restructuring costs	18.7	7.0	18.7	11.3
Less: Gain on investments, net	—	—	—	(0.3)

Non-GAAP Adjusted Operating Income	$77.6	$42.5	$175.0	$132.3

Non-GAAP Adjusted Operating Income Margin	23.6%	14.7%	14.3%	12.2%

Exhibit 99.1

Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in millions)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

GAAP net income	$31.6	$9.8	$53.1	$21.0
Add: Stock-based compensation expense	11.8	15.7	54.3	66.5
Add: Amortization of capitalized stock-based compensation related to software development	0.6	1.1	2.8	5.0
Add: Amortization of purchased intangible assets	5.1	5.0	19.1	20.8
Add: Integration and transaction costs	2.7	1.3	9.5	2.4
Add: Exit costs, including restructuring costs	18.7	7.0	18.7	11.3
Less: Gain on investments, net	—	—	—	(0.3)

Sub-total of tax deductible items	38.9	30.1	104.4	105.7

Add: Tax impact of tax deductible items (1)	(15.6)	(12.0)	(41.8)	(42.3)
Add: Tax impact resulting from applying non-GAAP tax rate (2)	(9.8)	(2.9)	(14.7)	(8.4)

Non-GAAP Adjusted Net Income	$45.1	$25.0	$101.0	$76.0

Weighted average shares - diluted	40.7	40.1	40.7	40.1

Non-GAAP Adjusted Net Income per Diluted Share	$1.11	$0.62	$2.48	$1.90

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net income at a non-GAAP tax rate of 40%. We used a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

Exhibit 99.1

(unaudited, in millions)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

GAAP net income per share - diluted	$0.78	$0.24	$1.31	$0.52
Add: Stock-based compensation expense	0.29	0.39	1.33	1.66
Add: Amortization of capitalized stock-based compensation related to software development	0.01	0.03	0.07	0.12
Add: Amortization of purchased intangible assets	0.13	0.12	0.47	0.52
Add: Integration and transaction costs	0.07	0.03	0.23	0.06
Add: Exit costs, including restructuring costs	0.46	0.17	0.46	0.28
Less: Gain on investments, net	—	—	—	(0.01)

Sub-total of tax deductible items	0.96	0.75	2.57	2.64

Add: Tax impact of tax deductible items (1)	(0.38)	(0.30)	(1.03)	(1.05)
Add: Tax impact resulting from applying non-GAAP tax rate (2)	(0.24)	(0.07)	(0.36)	(0.21)

Non-GAAP Adjusted Net Income per Diluted Share	$1.11	$0.62	$2.48	$1.90

Weighted average shares - diluted	40.7	40.1	40.7	40.1

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net income at a non-GAAP tax rate of 40%. We used a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

Exhibit 99.1

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of athenahealth and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
In Q4 2016, management redefined “Non-GAAP Adjusted Gross Profit” as total revenue, less cost of revenue, plus (1) stock-based compensation expense allocated to cost of revenue, (2) amortization of purchased intangible assets allocated to cost of revenue, (3) integration and transaction costs allocated to cost of revenue, and (4) exit costs, including restructuring costs allocated to cost of revenue, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management defines “Service Automation Profit”, formerly referred to as Non-GAAP Adjusted Gross Profit, as total revenue, less cost of revenue, plus (1) stock-based compensation expense allocated to cost of revenue, (2) amortization of purchased intangible assets allocated to cost of revenue, (3) integration and transaction costs allocated to cost of revenue, (4) exit costs, including restructuring costs allocated to cost of revenue, (5) amortization and depreciation expense allocated to cost of revenue, and (6) overhead expense allocated to cost of revenue, and “Service Automation Rate”, formerly referred to as Non-GAAP Adjusted Gross Margin, as Service Automation Profit as a percentage of total revenue. Management considers these non-GAAP financial measures and metrics to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures and metrics enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before provision for (benefit from) income taxes; total other expense (income); stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; exit costs, including restructuring costs; and gain or loss on investments; and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; exit costs, including restructuring costs; and gain or loss on investments and any tax impact related to these preceding items; and an adjustment to the tax provision for the non-GAAP tax rate and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares

Exhibit 99.1

outstanding. Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.
Management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure or metric referenced above for the reasons set forth with respect to that excluded item:

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Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

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Amortization of purchased intangible assets — purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Integration and transaction costs — Integration costs are the severance payments and retention bonuses for certain employees related to specific transactions. Transaction costs are costs related to strategic transactions. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Exit costs, including restructuring costs — represent costs incurred as a result of strategic realignments including those related to workforce reductions, termination of certain lease or other agreements, and non-cash charges related to the write down of certain assets. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are incurred.

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Gain or loss on investments — represents gains or losses on the sales, conversions, or impairments of our investments, such as marketable securities and More Disruption Please (“MDP”) Accelerator investments. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.

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Non-GAAP tax rate — We use a non-GAAP tax rate of 40%, which approximates our marginal statutory rate, to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.